Exhibit 99.1

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

investor.relations@cott.com

COTT RECEIVES EARLY TERMINATION OF HSR WAITING

PERIOD FOR CLIFFSTAR ACQUISITION

TORONTO, ON and TAMPA, FL – July 30, 2010 — Cott Corporation (NYSE:COT; TSX:BCB) announced today that on July 30, 2010, the U.S. Department of Justice and Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) for Cott’s proposed acquisition of Cliffstar Corporation (“Cliffstar”). As previously announced, Cott has entered into an Asset Purchase Agreement with Cliffstar to acquire substantially all of the assets and liabilities of Cliffstar and its affiliated companies. The purchase price is $500 million in cash, payable at closing, subject to adjustments for working capital, indebtedness and certain expenses. Cliffstar is entitled to additional contingent earnout consideration of up to a maximum of $55 million, the first $15 million of which is payable upon the taking of substantial steps toward upgrades of certain expansion projects in 2010, and the remainder is based on the achievement of certain performance measures during the fiscal year ending January 2, 2011. Cliffstar is also entitled to $14 million of deferred consideration which will be paid over a three-year period. The closing of the transaction remains subject to receipt of financing and other customary conditions. Expiration of the HSR Act waiting period satisfies one of the conditions of the transaction. The transaction is expected to close in the third quarter of 2010.

About Cott Corporation

Cott Corporation is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink company. With approximately 2,800 employees, Cott operates bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets non-alcoholic beverage concentrates in over 50 countries around the world.

Website: www.cott.com

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the anticipated timing of the Cliffstar transaction, the completion of the transaction on the terms proposed, the financing of the transaction on terms currently anticipated, and the potential impact the transaction will have on Cott. The forward-looking statements are based on assumptions regarding the timing of receipt of the necessary financing, the time necessary to satisfy the conditions to the closing of the transaction, and management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: (1) the ability to obtain financing and consummate the proposed transaction; (2) changes in estimates of future earnings and cash flows; (3) changes in expectations as to the closing of the transaction; (4) expected synergies and cost savings not being achieved or being achieved at a slower pace than expected; (5) integration problems, delays or other related costs; (6) retention of customers and suppliers; (7) the cost of capital necessary to finance the transaction; and (8) unanticipated changes in laws, regulations, or other industry standards affecting the companies.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the year ended January 2, 2010 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not, except as expressly required by applicable law, undertake to update or revise any of these statements in light of new information or future events.

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